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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 7, 2002
(Date of earliest event reported)

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation)	1-7293 (Commission File Number)	95-2557091 (IRS Employer Identification No.)
3820 State Street Santa Barbara, California 93105 (Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.    Other Events.

        On March 7, 2002, Tenet Healthcare Corporation (the "Company") completed an offering of $600,000,000 aggregate principal amount of its 6 1/2% Senior Notes due 2012 pursuant to its existing $2,000,000,000 shelf registration statement. The notes were underwritten by a group of investment banks led by Credit Suisse First Boston and Salomon Smith Barney as the joint book-running managers, and Banc of America Securities LLC as the joint lead manager. The terms and conditions of the underwriting are set forth in the Underwriting Agreement dated as of March 4, 2002, filed as Exhibit 4.1 hereto.

        The terms and conditions of the notes are set forth in the Indenture dated as of November 6, 2001, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.2 hereto, and the Fourth Supplemental Indenture, dated as of March 7, 2002, between the Company and The Bank of New York, as trustee, filed as Exhibit 4.3 hereto.

ITEM 7.    Financial Statements and Exhibits.

  (c)
  Exhibits

  4.1
  Underwriting Agreement and Pricing Agreement, each dated as of March 4, 2002, by and among the Company and Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and Banc of America Securities LLC, as representatives of the several underwriters listed therein.

  4.2
  Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee (Incorporated by reference to Registrant's Current Report on Form 8-K, dated November 6, 2001).

  4.3
  Fourth Supplemental Indenture, dated as of March 7, 2002, between the Company and The Bank of New York, as Trustee, relating to 6 1/2% Senior Notes due 2012.

  5.1
  Opinion of Woodburn and Wedge.

  5.2
  Opinion of Sullivan & Cromwell.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
By:	/s/ STEPHEN D. FARBER Stephen D. Farber Senior Vice President and Treasurer

Date: March 7, 2002

EXHIBIT INDEX

  4.1
  Underwriting Agreement and Pricing Agreement, each dated as of March 4, 2002, by and among the Company and Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and Banc of America Securities LLC, as representatives of the several underwriters listed therein.

  4.2
  Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as Trustee (Incorporated by reference to Registrant's Current Report on Form 8-K, dated November 6, 2001)

  4.3
  Fourth Supplemental Indenture, dated as of March 7, 2002, between the Company and The Bank of New York, as Trustee, relating to 6 1/2% Senior Notes due 2012.

  5.1
  Opinion of Woodburn and Wedge.

  5.2
  Opinion of Sullivan & Cromwell.

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  ITEM 5. Other Events.
  ITEM 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX